As filed with the Securities and Exchange Commission on January 29, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spark Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2836	46-2654405
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3737 Market Street

Suite 1300

Philadelphia, PA 19104

(888) 772-7560

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey D. Marrazzo

Chief Executive Officer

Spark Therapeutics, Inc.

3737 Market Street

Suite 1300

Philadelphia, PA 19104

(888) 772-7560 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Steven D. Singer, Esq. Lia Der Marderosian, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center, 250 Greenwich Street New York, NY 10007 Telephone: (212) 230-8800	Joseph W. La Barge, Esq. General Counsel Spark Therapeutics, Inc. 3501 Civic Center Boulevard Philadelphia, PA 19104 Telephone: (888) 772-7560	Richard Truesdell, Jr., Esq. Sophia Hudson, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-201318

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	575,000 shares	$23.00	$13,225,000	$1,537

(1)	Includes 75,000 shares of common stock the underwriters have the option to purchase.
(2)	Calculated in accordance with Rule 457(a) of the Securities Act of 1933 solely on the basis of $23.00, the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated January 29, 2015 relating to its initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-201318).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Spark Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-201318), which was declared effective by the Commission on January 29, 2015, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 29th day of January, 2015.

Spark Therapeutics, Inc.

By:	/s/ Jeffrey D. Marrazzo
Jeffrey D. Marrazzo
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jeffrey D. Marrazzo	Director and Chief Executive Officer (Principal Executive Officer)	January 29, 2015
Jeffrey D. Marrazzo

/s/ Stephen W. Webster	Chief Financial Officer (Principal Financial and Accounting Officer)	January 29, 2015
Stephen W. Webster

*	Director	January 29, 2015
Katherine A. High, M.D.

*	Director	January 29, 2015
Steven M. Altschuler, M.D.

*	Director	January 29, 2015
A. Lorris Betz, M.D., Ph.D.

*	Director	January 29, 2015
Lars Ekman, M.D., Ph.D.

*	Director	January 29, 2015
Anand Mehra, M.D.

*	Director	January 29, 2015
Vincent Milano

*	Director	January 29, 2015
Elliott Sigal, M.D., Ph.D.

* By:	/s/ Jeffrey D. Marrazzo
Jeffrey D. Marrazzo
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of WilmerHale

23.1	Consent of KPMG LLP

23.2	Consent of WilmerHale (included in Exhibit 5)

24*	Powers of Attorney

*	Filed as Exhibits 24.1 and 24. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-201318) filed with the Commission on December 30, 2014 and January 20, 2015, respectively.